Exhibit 99.1

Cars.com Reports Second Quarter 2025 Results

Grew to 19,412 Dealer Customers, Driven by Strong Sequential Increase in Marketplace Subscriptions

Achieved Record First Half 27.8MM Monthly Average Unique Visitors and 332MM Visits

Repurchased 2.1 Million Shares, Representing 3% of Shares Outstanding

Raising FY 2025 Share Repurchase Target to $70 to $90 Million

CHICAGO, August 7, 2025 -- Cars.com Inc. (NYSE: CARS) (d/b/a “Cars Commerce Inc.” or the “Company”), an audience-driven technology company empowering the automotive industry, today released its financial results for the second quarter ended June 30, 2025.

“Second quarter performance reflected positive customer and product trends, giving us confidence in improved revenue momentum relative to a softer start to the year. We delivered our best sequential organic customer growth in over three years, and expanded across our major product lines, with the Cars.com marketplace accounting for more than half of that growth. Other key growth initiatives are also in progress and on-track as of mid-year, such as repackaging, AI product innovation, and continued ramp of our DealerClub auction platform,” said Alex Vetter, Chief Executive Officer of Cars Commerce. “Our first half operating results, coupled with new commercial leadership, supports our expectation of an upward trajectory in the second half of the year.”

Q2 2025 Financial Highlights

(in thousands, except per share data)	Quarter Ended June 30,
	2025	2024	Change %
Total Revenue	$ 178,739	$ 178,894	NM
Net income	7,009	11,381	(38%)
Adjusted net income	26,412	26,048	1%
Adjusted EBITDA	50,898	50,425	1%
Net income per diluted share	0.11	0.17	(35%)
Adjusted net income per diluted share	0.41	0.38	8%

NM = Not meaningful

Q2 2025 Key Metrics and Operational Highlights

(in millions, except dealer data)	Quarter Ended
	June 30, 2025	March 31, 2025	June 30, 2024	Change % Q/Q	Change % Y/Y
Average Monthly Unique Visitors	26.6	29.0	26.1	(8%)	2%
Traffic (“Visits”)	162.0	170.1	158.1	(5%)	2%
Monthly Average Revenue Per Dealer (“ARPD”)	$ 2,435	$ 2,473	$ 2,474	(2%)	(2%)
Dealer Customers	19,412	19,250	19,390	1%	NM

NM = Not meaningful

•
Dealer Customers grew to 19,412, up over 160 dealers quarter-over-quarter and the best sequential customer growth in over three years*
•
Average Monthly Unique Visitors were up 2% year-over-year based on strong consumer demand, tariff-motivated shopping behavior, and benefits from strategic marketing investments, including highly relevant editorial content

•
AccuTrade was selected as the enterprise trade and appraisal solution by leading dealer group, expanding AccuTrade’s proprietary insights and technology into roughly 150 total stores by end of 2025
•
AccuTrade appraisals grew 45% year-over-year, reflecting both increased product adoption and customer engagement
•
DealerClub transaction volume was up 50% quarter-over-quarter alongside double-digit active user growth

*Excluding the Q4 2023 increase in dealer count associated with the acquisition of D2C Media

Q2 2025 Results

Revenue for the second quarter totaled $178.7 million, roughly flat compared to the prior year period. Subscription-based Dealer revenue was down 1% year-over-year, primarily reflecting changes in customer and product mix, with marketplace performance offsetting growth across websites and appraisal technology. OEM and National revenue was up 5% year-over-year, inclusive of temporary shifts in media investments, primarily at the start of the quarter, as automakers adjusted to tariff announcements and impacts.

Total operating expenses for the second quarter were $163.5 million, compared to $169.4 million for the prior year period. Operating expenses included costs associated with the January 2025 acquisition of DealerClub, which were absent in the prior year period, that were fully offset by actions taken to streamline costs, including headcount and lease-related expenses, as well as shifts in marketing investments, as compared to the prior year period. Adjusted operating expenses for the quarter were $152.7 million, down 2% compared to the prior year period, reflecting efficiencies previously described.

Net income for the second quarter was $7.0 million, or $0.11 per diluted share, compared to Net income of $11.4 million, or $0.17 per diluted share, in the second quarter of 2024. The change in Net income is primarily attributable to changes in the fair value of contingent consideration in the prior-year period associated with prior acquisitions. Adjusted net income for the quarter was $26.4 million, or $0.41 per diluted share, compared to $26.0 million, or $0.38 per diluted share a year ago. Adjusted EBITDA for the second quarter totaled $50.9 million, or 28.5% of revenue.

Cash Flow and Balance Sheet

Net cash provided by operating activities for the six-month period ended June 30, 2025 was $55.7 million, compared to $68.7 million in the prior year. Free cash flow for the six-month period ended June 30, 2025 totaled $41.8 million, compared to $56.4 million in the prior year, which is largely attributable to the anticipated increase in earnout payments associated with D2C Media.

The Company’s total debt outstanding was $460.0 million as of June 30, 2025. The Company’s total net leverage (as defined in the Company’s credit facility) was 2.1x as of June 30, 2025, within its target total net leverage range of 2.0x to 2.5x. Total liquidity as of June 30, 2025 was $317.7 million, which is defined as Cash and cash equivalents of $27.7 million and revolver capacity of $290.0 million.

Share Repurchases

The Company executed on its capital allocation strategy with the repurchase of 2.1 million shares of common stock for $23.1 million in the second quarter, bringing total repurchases to 3.7 million shares for $44.6 million in the first half of 2025. As such, the Company is raising its target for share repurchases for 2025 to a range of $70 to $90 million, reaffirming its strong commitment to return capital to shareholders.

“In the second quarter we executed on our growth initiatives while also gaining meaningful operational efficiencies. Judicious cost management helped us reduce operating expenses, which were down 3% year-over-year. As a result, we achieved an Adjusted EBITDA margin of 28.5%, at the high end of our expectations. We also exceeded our capital return commitment, buying back 2.1 million shares, equivalent to 127% of free cash flow, in the second quarter,” said Sonia Jain, Chief Financial Officer of Cars Commerce. “Looking to the second half, we are well positioned for revenue growth, and we are also pleased to raise our full year share repurchase target to $70 to $90 million as we drive value creation for all stakeholders.”

Outlook

Based on current market conditions, the Company anticipates low-single digit revenue growth for the second half of 2025. The Company continues to execute on 2025 growth initiatives, including driving product adoption and innovation, and broad-based repackaging. However, as previously communicated, the favorability, magnitude, and timing of customer spending in certain product categories, such as advertising, is subject to market factors like vehicle production levels and affordability, which have been volatile year-to-date.

The Company is reaffirming Full Year Adjusted EBITDA margin guidance of 29% to 31%. Adjusted EBITDA margin guidance reflects the Company’s confidence in managing operating levers across a range of macroeconomic scenarios.

Q2 2025 Earnings Call

As previously announced, management will hold a conference call and webcast today at 8:00 a.m. CT. This webcast may be accessed at the Cars Commerce Investor Relations website, investor.cars.com. An archive of the webcast will be available at investor.cars.com following the conclusion of the call.

About Cars Commerce

Cars Commerce is an audience-driven technology company empowering the automotive industry. The Company simplifies everything about car buying and selling with powerful products, solutions and AI-driven technologies that span pretail, retail and post-sale activities – enabling more efficient and profitable retail operations. The Cars Commerce platform is organized around four industry-leading brands: the flagship automotive marketplace and dealer reputation site Cars.com, award-winning technology and digital retail technology and marketing services from Dealer Inspire, essential trade-in and appraisal technology from AccuTrade, a reputation-based dealer-to-dealer wholesale auction from DealerClub and exclusive in-market media solutions from the Cars Commerce Media Network. Learn more at www.carscommerce.inc.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net (loss) income, Free Cash Flow and Adjusted Operating Expenses. These financial measures are not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These financial measures are presented as supplemental measures of operating performance because the Company believes they provide meaningful information regarding the Company’s performance and provide a basis to compare operating results between periods. In addition, the Company uses Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA also is used as a performance measure under the Company’s credit agreement and includes adjustments such as the items defined below and other further adjustments, which are defined in the credit agreement. These non-GAAP financial measures are frequently used by the Company’s lenders, securities analysts, investors and other interested parties to evaluate companies in the Company’s industry.

While a reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, the Company has provided a reconciliation of non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP in this earnings release, see "Non-GAAP Reconciliations" below.

Other companies may define or calculate these measures differently, limiting their usefulness as comparative measures. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are presented in the tables below.

The Company defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, (7) unrealized foreign currency exchange gains and losses, and (8) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Transaction-related items result from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (1) transaction-related bonuses and (2) expenses for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms. Transaction-related items may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees, consulting, compensation and other incremental costs associated with integration projects, fair value changes to contingent considerations and amortization of deferred revenue related to the AccuTrade acquisition.

The Company defines Adjusted Net Income as GAAP net (loss) income excluding, net of their related tax effects: (1) amortization of intangible assets, (2) stock-based compensation expense, (3) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, (4) unrealized foreign currency exchange gains and losses, and (5) certain other items, such as transaction-related costs, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures, including purchases of property and equipment and capitalization of internally developed technology.

The Company defines Adjusted Operating Expenses as total operating expenses adjusted to exclude stock-based compensation, write-off and impairments of goodwill, intangible assets, long-lived assets, severance, transformation and other exit costs and transaction-related items.

Key Metric Definitions

Average Monthly Unique Visitors (“UVs”) and Traffic (“Visits”). The Company defines UVs in a given month as the number of distinct visitors that engage with its platform during that month. Visitors are identified when a user first visits an individual Cars.com property on an individual device/browser combination or installs one of its mobile apps on an individual device. If a visitor accesses more than one of its web properties or apps or uses more than one device or browser, each of those unique property/browser/app/device combinations counts toward the number of UVs. Traffic is defined as the number of visits to Cars.com desktop and mobile properties (responsive sites and mobile apps). The Company measured UVs and Traffic via RudderStack. These metrics do not include traffic to Dealer Inspire, D2C Media, or DealerClub websites.

Monthly Average Revenue Per Dealer ("ARPD"). The Company believes that its ability to grow ARPD is an indicator of the value proposition of its platform. The Company defines ARPD as Dealer revenue, excluding digital advertising services and DealerClub, during the period divided by the monthly average number of Dealer Customers during the same period.

Dealer Customers. Dealer Customers represent dealerships using the Company’s products as of the end of each reporting period. Each physical or virtual dealership location is counted separately, whether it is a single-location proprietorship or part of a large, consolidated dealer group. Multi-franchise dealerships at a single location are counted as one dealer. Dealer Customer metrics do not include DealerClub.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. These statements often use words such as “believe,” “expect,” “project,” “anticipate,” “outlook,” “intend,” “strategy,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we think are appropriate. Such forward-looking statements are based on estimates and assumptions that, while considered reasonable by Cars Commerce and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. While Cars Commerce and its management make such statements in good faith and believe such judgments are reasonable, you should understand that these statements are not guarantees of future strategic action, performance or results. Our actual results, performance, achievements, strategic actions or prospects could differ materially from those expressed or implied by these forward-looking statements. Given these uncertainties, you should not rely on forward-looking statements in making investment decisions. When we make comparisons of results between current and prior periods, we do not intend to express any future trends, or indications of future performance, unless expressed as such, and you should view such comparisons as historical data. Whether or not any such forward-looking statement is in fact achieved will depend on future events, some of which are beyond our control.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. For a detailed discussion of many of these and other risks and uncertainties, see “Part I, Item 1A., Risk Factors” and “Part II, Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and our other filings filed with the SEC and available on our website at investor.cars.com or via EDGAR at www.sec.gov.

You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The forward-looking statements contained in this press release are based only on information currently available to us and speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. The forward-looking statements in this report are intended to be subject to the safe harbor protection provided by the federal securities laws.

Cars Commerce Investor Relations Contact:

Katherine Chen

ir@carscommerce.inc

408.768.6847

Cars Commerce Media Contact:

Marita Thomas

mthomas@carscommerce.inc

312.601.5692

###

Cars.com Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Dealer	$158,477	$159,843	$317,621	$321,658
OEM and National	16,637	15,828	32,916	31,135
Other	3,625	3,223	7,226	6,277
Total revenue	178,739	178,894	357,763	359,070
Operating expenses:
Cost of revenue and operations	30,547	31,030	61,486	60,992
Product and technology	28,634	27,583	57,112	55,668
Marketing and sales	57,757	60,213	117,982	119,376
General and administrative	21,682	22,980	47,566	45,837
Depreciation and amortization	24,873	27,571	51,912	54,936
Total operating expenses	163,493	169,377	336,058	336,809
Operating income	15,246	9,517	21,705	22,261
Nonoperating expenses:
Interest expense, net	(7,644)	(8,109)	(15,312)	(16,430)
Other income, net	2,366	14,990	2,342	11,387
Total nonoperating (expense) income, net	(5,278)	6,881	(12,970)	(5,043)
Income before income taxes	9,968	16,398	8,735	17,218
Income tax expense	2,959	5,017	3,739	5,053
Net income	$7,009	$11,381	$4,996	$12,165
Weighted-average common shares outstanding:
Basic	63,163	66,534	63,859	66,426
Diluted	63,842	67,821	64,476	67,514
Earnings per share:
Basic	$0.11	$0.17	$0.08	$0.18
Diluted	0.11	0.17	0.08	0.18

Cars.com Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$27,704	$50,673
Accounts receivable, net	132,852	133,741
Prepaid expenses	11,320	13,782
Other current assets	7,769	16,134
Total current assets	179,645	214,330
Property and equipment, net	35,998	40,704
Goodwill	167,562	143,279
Intangible assets, net	555,363	585,690
Deferred tax assets	99,772	100,530
Investments and other assets, net	26,314	27,332
Total assets	$1,064,654	$1,111,865
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$30,935	$33,498
Accrued compensation	22,528	36,295
Other accrued liabilities	45,463	47,092
Total current liabilities	98,926	116,885
Noncurrent liabilities:
Long-term debt, net	455,897	455,288
Deferred tax liabilities	7,207	6,773
Other noncurrent liabilities	19,407	21,434
Total noncurrent liabilities	482,511	483,495
Total liabilities	581,437	600,380
Commitments and contingencies
Stockholders' equity:
Preferred Stock at par, $0.01 par value; 5,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common Stock at par, $0.01 par value; 300,000 shares authorized; 61,799 and 64,391 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	618	643
Additional paid-in capital	1,439,410	1,473,986
Accumulated deficit	(956,550)	(961,546)
Accumulated other comprehensive loss	(261)	(1,598)
Total stockholders' equity	483,217	511,485
Total liabilities and stockholders' equity	$1,064,654	$1,111,865

Cars.com Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$4,996	$12,165
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation	17,076	12,722
Amortization of intangible assets	34,836	42,214
Stock-based compensation	15,013	15,541
Deferred income taxes	1,158	7,798
Provision for doubtful accounts	957	1,753
Amortization of debt issuance costs	950	1,289
Unrealized (gain) loss on foreign currency denominated transactions	(2,474)	1,480
Changes in fair value of contingent consideration	—	(12,834)
Other, net	1,439	578
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	795	(5,090)
Prepaid expenses and other assets	1,193	(6,869)
Accounts payable	(2,475)	7,282
Accrued compensation	(14,570)	(8,834)
Other liabilities	(3,211)	(473)
Net cash provided by operating activities	55,683	68,722
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(24,769)	(218)
Capitalization of internally developed technology	(10,494)	(11,176)
Purchase of property and equipment	(3,342)	(1,099)
Proceeds from sale of equity investment	9,481	—
Net cash used in investing activities	(29,124)	(12,493)
Cash flows from financing activities:
Proceeds from Revolving Loan borrowings	10,000	—
Payments of Revolving Loan borrowings and long-term debt	(10,000)	(15,000)
Payments for stock-based compensation plans, net	(4,699)	(7,557)
Repurchases of common stock	(44,644)	(14,362)
Payments of contingent consideration	—	(27,435)
Payments of debt issuance costs and other fees	—	(1,869)
Net cash used in financing activities	(49,343)	(66,223)
Effect of exchange rate changes on Cash and cash equivalents	(185)	(133)
Net decrease in Cash and cash equivalents	(22,969)	(10,127)
Cash and cash equivalents at beginning of period	50,673	39,198
Cash and cash equivalents at end of period	$27,704	$29,071
Supplemental cash flow information:
Cash paid for income taxes	$2,088	$4,639
Cash paid for interest	15,067	16,893

Cars.com Inc.
Non-GAAP Reconciliations
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$7,009	$11,381	$4,996	$12,165
Interest expense, net	7,644	8,109	15,312	16,430
Income tax expense	2,959	5,017	3,739	5,053
Depreciation and amortization	24,873	27,571	51,912	54,936
Stock-based compensation, including related payroll tax expense	6,758	8,813	15,461	16,763
Transaction-related and other one-time items	4,022	(10,853)	12,541	(3,684)
Non-operating foreign exchange (gain) loss	(2,367)	387	(2,342)	1,435
Adjusted EBITDA	$50,898	$50,425	$101,619	$103,098

Reconciliation of Net income to Adjusted Net income

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$7,009	$11,381	$4,996	$12,165
Stock-based compensation, including related payroll tax expense	6,758	8,813	15,461	16,763
Amortization of intangible assets	17,458	21,209	34,836	42,214
Transaction-related items	2,736	(12,668)	5,666	(6,525)
Non-operating foreign exchange (gain) loss	(2,367)	387	(2,342)	1,435
Other one-time items	1,286	1,815	6,875	2,841
Income tax impact of adjustments	(6,468)	(4,889)	(15,124)	(14,182)
Adjusted net income	$26,412	$26,048	$50,368	$54,711

Adjusted net income per share, diluted	$0.41	$0.38	$0.78	$0.81
Weighted-average common shares outstanding, diluted	63,842	67,821	64,476	67,514

Reconciliation of Net cash provided by operating activities to Free cash flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$26,228	$35,254	$55,683	$68,722
Capitalization of internally developed technology	(5,510)	(5,871)	(10,494)	(11,176)
Purchase of property and equipment	(2,531)	(391)	(3,342)	(1,099)
Free cash flow	$18,187	$28,992	$41,847	$56,447

Reconciliation of Operating expenses to Adjusted operating expenses for the Three Months Ended June 30, 2025:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$30,547	$—	$(225)	$30,322
Product and technology	28,634	—	(2,467)	26,167
Marketing and sales	57,757	(43)	(1,583)	56,131
General and administrative	21,682	(3,978)	(2,483)	15,221
Depreciation and amortization	24,873	—	—	24,873
Total operating expenses	$163,493	$(4,021)	$(6,758)	$152,714

Total nonoperating expense, net	$(5,278)	$(2,366)	$—	$(7,644)

(1) Includes transaction related items, unrealized gains and losses on foreign currency denominated transactions, severance, transformation and other exit costs, and write-off of long-lived assets and other.

Reconciliation of Operating expenses to Adjusted operating expenses for the Three Months Ended June 30, 2024:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$31,030	$—	$(229)	$30,801
Product and technology	27,583	—	(3,009)	24,574
Marketing and sales	60,213	(44)	(1,672)	58,497
General and administrative	22,980	(4,480)	(3,903)	14,597
Depreciation and amortization	27,571	—	—	27,571
Total operating expenses	$169,377	$(4,524)	$(8,813)	$156,040

Total nonoperating income (expense), net	$6,881	$(14,990)	$—	$(8,109)

(1) Includes transaction related items, unrealized gains and losses on foreign currency denominated transactions, severance, transformation and other exit costs, and write-off of long-lived assets and other.

Reconciliation of Operating expenses to Adjusted operating expenses for the Six Months Ended June 30, 2025:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$61,486	$—	$(403)	$61,083
Product and technology	57,112	—	(4,980)	52,132
Marketing and sales	117,982	(85)	(3,770)	114,127
General and administrative	47,566	(12,456)	(6,308)	28,802
Depreciation and amortization	51,912	—	—	51,912
Total operating expenses	$336,058	$(12,541)	$(15,461)	$308,056

Total nonoperating expense, net	$(12,970)	$(2,342)	$—	$(15,312)

(1) Includes transaction related items, unrealized gain/loss on foreign currency denominated transactions, severance, transformation and other exit costs, and write-off of long-lived assets and other.

Reconciliation of Operating expenses to Adjusted operating expenses for the Six Months Ended June 30, 2024:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$60,992	$—	$(558)	$60,434
Product and technology	55,668	—	(5,790)	49,878
Marketing and sales	119,376	(88)	(2,893)	116,395
General and administrative	45,837	(9,051)	(7,522)	29,264
Depreciation and amortization	54,936	—	—	54,936
Total operating expenses	$336,809	$(9,139)	$(16,763)	$310,907

Total nonoperating expense, net	$(5,043)	$(11,388)	$—	$(16,431)

(1) Includes transaction related items, unrealized gains and losses on foreign currency denominated transactions, severance, transformation and other exit costs, and write-off of long-lived assets and other.